Exhibit 99
PRESS RELEASE FOR IMMEDIATE RELEASE	March 17, 2014

BUTLER NATIONAL CORPORATION ANNOUNCES THIRD QUARTER AND NINE MONTHS FISCAL YEAR 2014 FINANCIAL RESULTS AND CONFERENCE CALL

OLATHE, KANSAS, March 17, 2014, - Butler National Corporation (OTC QB: BUKS), a leader in the global market for aircraft structural modification, maintenance, repair and overhaul (MRO) and a recognized provider of management services in diverse business groups, announces its financial results for the third quarter and nine months ended January 31, 2014.  In conjunction with the release, the Company has scheduled a conference call Tuesday, March 18, 2014 at 10:00 AM Central Daylight Time.

What: Butler National Corporation Third Quarter Fiscal 2014 Financial Results Conference Call

When: Tuesday, March 18, 2014 - 10:00 AM Central Daylight Time

How: Live via phone by dialing 800-624-7038. Code: Butler National Corporation.  Participants to the conference call should call in at least 5 minutes prior to the start time.  A replay of the conference call will be archived on the Company's web site.

Clark D. Stewart, President & CEO, Butler National Corp., will be leading the call and discussing results of the third quarter and nine months, the status of new and existing orders, gaming activities and an outlook on the balance of fiscal 2014.

Historical selected financial data related to all operations:

	Quarter Ended January 31				Nine Months Ended January 31
	(In thousands)			(In thousands)
	2014	2013	2012	2014	2013	2012
Net Sales	$11,193	$11,000	$13,734	$33,753	$38,005	$40,021
Operating Income (Loss)	18	(519)	1,568	(38)	1,465	3,621
Net Income (Loss)	(219)	(755)	568	(853)	(373)	1,135
Total Assets	41,115	44,321	39,438	41,115	44,321	39,438
Long-term Obligations	7,665	9,676	10,832	7,665	9,676	10,832
Stockholders' Equity	22,858	20,413	19,513	22,858	20,413	19,513
Weighted Average Shares – Diluted	59,019	57,543	56,594	59,019	57,538	56,594
New Product Research and Development Cost	526	471	429	1,569	1,268	1,208

Management Comments

 "The fiscal quarter ending January 31, 2014 was an encouraging period for Butler National Corporation.  Revenue increased 2% to $11.2 million in the three months ended January 31, 2014, as compared to $11.0 million in the three months ended January 31, 2013.  The quarter to quarter increase in revenue reflects a decrease in professional services revenue (down 12%) and an increase in aerospace products revenue (up 44%).

Professional services revenue was adversely impacted due to a stoppage in the Boot Hill Casino motor coach program and issues regarding supplier slot software updates.  The motor coach program has resumed and slot manufacturers are now starting to supply software.  We believe we will see the full impact in fiscal year 2015.

The increase in aerospace products revenue was a result of an increase in modification orders starting in mid-December and continuing through the end of the quarter.  We are experiencing strong demand from international markets in the modification business.  Butler National Corporation is continuing to work to drive growth in international markets, including significant efforts in South America, Europe, Africa, and Asia.

The third quarter of fiscal 2014 resulted in a net loss of $219,000 compared to a net loss of $755,000 in the third quarter fiscal 2013.  Butler National Corporation is working on returning to and exceeding previous revenue levels by focusing on our margin expansion initiatives, including efficiencies in our implementation and operational processes and controlling general and administrative expenses.  In the first nine months of fiscal 2014, we have reduced total costs and expenses $2.7 million compared to the same period in fiscal 2013.

During the three months ending January 31, 2014, we invested approximately $526,000 in projects focused on the development and acquisition of new products.  We feel this expenditure for the design and development engineering, testing, and certification of new products may help stabilize our long-term revenue and enhance our profits.

We believe fiscal quarter-ended January 31, 2014 was a turning point for Butler National Corporation.  Aerospace products saw an increase in revenue and customer deposits.  We are encouraged by the recent performance of professional services.  The backlog continues to increase.  Our entire team is focused on executing our numerous business development opportunities as well as increasing revenue while managing costs. We believe we are positioned for the future, focused on serving the needs of our customers and dedicated to enhancing shareholder value," commented Clark D. Stewart, President of the Company.

Business Segment Highlights

Professional Services:
Revenue from professional services decreased 12% to $7.3 million in the three months ended January 31, 2014 to $8.3 million in the three months ended January 31, 2013. The decrease in professional services revenue was driven by decreased revenue from Boot Hill casino of $588,000 and all other professional services of $407,000.  Operating income from professional services decreased to $106,000 in the three months ended January 31, 2014 from $246,000 in the three months ended January 31, 2013.

Aerospace Products:
Revenue increased 44% to $3.9 million in the three months ended January 31, 2014 compared to $2.7 million in the three months ended January 31, 2013.  Aerospace products had an operating loss of $88,000 in the three months ended January 31, 2014 compared to an operating loss of $765,000 in the three months ended January 31, 2013.

Backlog:
As of January 31, 2014 our backlog totaled approximately $10.1 million.  The backlog includes firm, pending, and contract orders, which may not be completed within the next fiscal year.  This is consistent with the industry in which modifications services and related contracts may take several months and sometimes years to complete.  There can be no assurance that all orders will be completed or that some may ever commence.

Our Business:
Butler National Corporation operates in the Aerospace and Services business segments.  The Aerospace segment focuses on the manufacturing of support systems for "Classic" commercial and military aircraft including the Butler National TSD for the Boeing 737 and 747 Classic aircraft, switching equipment for Boeing McDonnell Douglas Aircraft, weapon control systems for Boeing Helicopter and performance enhancement structural modifications for Learjet, Cessna, Dassault and Beechcraft business aircraft.  Services include electronic monitoring of water pumping stations, temporary employee services, gaming services and administrative management services.

Forward-Looking Information:
 The information set forth above includes "forward-looking statements" as outlined in the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934.  Words such as "anticipate," "estimate," "expect," "project," "intend," "may," "plan," "predict," "believe," "should" and similar words or expressions are intended to identify forward-looking statements.  Investors should not place undue reliance on forward-looking statements, and the Company undertakes no obligation to publicly update or revise any forward-looking statements.  All forward-looking statements reflect the present expectation of future events of our management and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements.  These factors and risks include, but are not limited to the Cautionary Statements and Risk Factors, filed as Exhibit 99 and Section 1A to the Company's Annual Report on Form 10-K, incorporated herein by reference.  Investors are specifically referred to such Cautionary Statements and Risk Factors for discussion of factors, which could affect the Company's operations, and forward-looking statements contained herein.

FOR MORE INFORMATION, CONTACT:

David Drewitz, Public Relations david@creativeoptionscommunications.com www.creativeoptionscommunications.com Butler National Corporation Investor Relations	Ph (972) 814-5723 Ph (913) 780-9595

THE WORLDWIDE WEB:
Please visit www.butlernational.com for pictures of our products and details about Butler National Corporation and its subsidiaries.